UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

CareMax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39391	85-0992224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 NW 57th Court Suite 400
Miami, Florida		33126
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 786 360-4768

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for 1/30th of one share of Class A common stock	CMAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 20, 2024, CareMax, Inc., a Delaware corporation (the “Company”), received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, based on the staff’s review of the market value of publicly held shares (the “MVPHS”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), for the last 30 consecutive business days, the Company no longer complies with the Minimum MVPHS Requirement (as defined below) for continued listing on the Nasdaq Global Select Market. Nasdaq Listing Rule 5450(b)(3)(C) requires listed securities to maintain a minimum MVPHS of at least $15,000,000 (the “Minimum MVPHS Requirement”), and Nasdaq Listing Rule 5810(c)(3)(D) provides that a failure to meet the Minimum MVPHS Requirement exists if the deficiency continues for a period of 30 consecutive business days.

The Notice has no immediate effect on the listing of the Company’s Common Stock on Nasdaq. Pursuant to the Nasdaq Listing Rules, the Company has been provided an initial compliance period of 180 calendar days to regain compliance with the Minimum MVPHS Requirement. To regain compliance, the closing MVPHS of the Common Stock must be at least $15,000,000 or more for a minimum of ten (10) consecutive business days prior to March 19, 2025.

If the Company does not regain compliance within the compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Common Stock will be subject to delisting.

The Company intends to monitor the MVPHS of the Common Stock and may, if appropriate, consider implementing available options to regain compliance. There can be no assurance that the Company will be able to regain compliance with the Minimum MVPHS Requirement, or maintain compliance with any other listing requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of September 24, 2024, the board of directors (the “Board”) of the Company appointed Mr. Edward J. Borkowski to serve as a Class II director of the Board. Mr. Borkowski will serve until the Company’s 2026 Annual Meeting of Stockholders and until his successor is duly elected or appointed or his earlier death or resignation.

The Board has determined that Mr. Borkowski is independent under the rules of The Nasdaq Stock Market LLC. As a director of the Company, Mr. Borkowski will receive compensation of $45,000 per month.

There are no arrangements or understandings between Mr. Borkowski and any other person pursuant to which he was appointed as a director of the Company. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Mr. Borkowski had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our plans to meet the Minimum MVPHS Requirement and whether our Common Stock will remain listed on the Nasdaq Global Select Market. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this Current Report on Form 8-K is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 26, 2024	By:	/s/ Kevin Wirges
Name: Kevin Wirges Title: Executive Vice President, Chief Financial Officer and Treasurer